                                                                    EXHIBIT 99.1
================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                  June 28, 2006

                                      among

                      AMERICAN AXLE & MANUFACTURING, INC.,

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,

                            The Lenders Party Hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                           ---------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,

                  as Joint Lead Arrangers and Joint Bookrunners

================================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms.....................................................          1
SECTION 1.02. Types of Loans and Borrowings.....................................         23
SECTION 1.03. Terms Generally...................................................         23
SECTION 1.04. Accounting Terms; GAAP............................................         24

                                   ARTICLE II

                                    The Loans

SECTION 2.01. Commitments.......................................................         24
SECTION 2.02. Loans and Borrowings..............................................         24
SECTION 2.03. Funding of Borrowings.............................................         25
SECTION 2.04. Interest Elections................................................         25
SECTION 2.05. Termination of Commitments........................................         26
SECTION 2.06. Repayment of Loans; Evidence of Debt..............................         27
SECTION 2.07. Prepayment of Loans...............................................         27
SECTION 2.08. Administrative Fees...............................................         30
SECTION 2.09. Interest..........................................................         30
SECTION 2.10. Alternate Rate of Interest........................................         31
SECTION 2.11. Increased Costs...................................................         31
SECTION 2.12. Break Funding Payments............................................         32
SECTION 2.13. Taxes.............................................................         33
SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......         35
SECTION 2.15. Mitigation Obligations; Replacement of Lenders....................         36
SECTION 2.16. Incremental Term Loans............................................         37

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers..............................................         38
SECTION 3.02. Authorization; Enforceability.....................................         38
SECTION 3.03. Governmental Approvals; No Conflicts..............................         38
SECTION 3.04. Financial Condition; No Material Adverse Change...................         39
SECTION 3.05. Litigation and Environmental Matters..............................         39
SECTION 3.06. Compliance with Laws and Agreements...............................         39
SECTION 3.07. Investment Company Status.........................................         39
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SECTION 3.08. Taxes.............................................................         39
SECTION 3.09. ERISA.............................................................         40
SECTION 3.10. Disclosure........................................................         40
SECTION 3.11. Subsidiaries......................................................         40

                                   ARTICLE IV

                                   Conditions

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information........................         42
SECTION 5.02. Notices of Material Events........................................         43
SECTION 5.03. Existence; Conduct of Business....................................         44
SECTION 5.04. Payment of Obligations............................................         44
SECTION 5.05. Maintenance of Properties; Insurance..............................         44
SECTION 5.06. Books and Records; Inspection Rights..............................         44
SECTION 5.07. Compliance with Laws..............................................         45
SECTION 5.08. Use of Proceeds...................................................         45
SECTION 5.09. Additional Guarantors.............................................         45

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness......................................................         45
SECTION 6.02. Liens.............................................................         48
SECTION 6.03. Fundamental Changes...............................................         49
SECTION 6.04. Restricted Payments...............................................         50
SECTION 6.05. Transactions with Affiliates......................................         53
SECTION 6.06. Restrictive Agreements............................................         53
SECTION 6.07. Sales of Assets and Subsidiary Stock..............................         54

                                   ARTICLE VII

                                Events of Default
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                                       ii

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                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices...........................................................         60
SECTION 9.02. Waivers; Amendments...............................................         60
SECTION 9.03. Expenses; Indemnity; Damage Waiver................................         61
SECTION 9.04. Successors and Assigns............................................         62
SECTION 9.05. Survival..........................................................         65
SECTION 9.06. Counterparts; Integration; Effectiveness..........................         66
SECTION 9.07. Severability......................................................         66
SECTION 9.08. Right of Setoff...................................................         66
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process........         67
SECTION 9.10. WAIVER OF JURY TRIAL..............................................         67
SECTION 9.11. Headings..........................................................         68
SECTION 9.12. Confidentiality...................................................         68
SECTION 9.13. Interest Rate Limitation..........................................         69

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Disclosed Matters
Schedule 3.11 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.05 -- Existing Transactions with Affiliates
Schedule 6.06 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Guarantee Agreement
Exhibit B -- Form of Assignment and Assumption
Exhibit C-1 -- Form of Opinion of General Counsel to the Borrower
Exhibit C-2 -- Form of Opinion of Shearman & Sterling LLP
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                                      iii

                        CREDIT AGREEMENT dated as of June 28, 2006, among
                  AMERICAN AXLE & MANUFACTURING, INC., AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A., as Syndication Agent.

            The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Account" means, collectively, (a) an "account" as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, (b) a "payment intangible" as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, and (c) the Parent's or any Subsidiary's rights to payment for goods sold or leased or services performed or rights to payment in respect of any monetary obligation owed to the Parent or any Subsidiary, including all such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security.

            "Acquired/Disposed EBITDA" means, with respect to any Acquired Entity or Business or any Sold Entity or Business (any of the foregoing, a "Pro Forma Entity") for any period, the Consolidated Net Income of such Pro Forma Entity for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such Pro Forma Entity, the sum of (i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other non-cash items increasing Consolidated Net Income for such period, all determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

            "Acquired Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

            "Additional Lender" has the meaning assigned to such term in Section 2.16.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Administrative Agent shall have determined that it is unable after due inquiry to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments or outstanding Loans, as applicable, represented by such Lender's Commitment or outstanding Loans, as applicable. If the Commitments have terminated and all Loans have been repaid, the Applicable Percentages shall be determined based upon the Commitments most recently in effect or outstanding Loans at the time of repayment, as applicable.

            "Applicable Rate" means, for any day, (a) with respect to any ABR Loan, 3.25%, and (b) with respect to any Eurodollar Loan, 4.25%.

            "Approved Fund" has the meaning assigned to such term in Section
9.04.

            "Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities LLC, each in its capacity as joint lead arranger in respect of the credit facility established hereunder.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (a) any Equity Interests of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Subsidiary);

            (b) all or substantially all the assets of any division or line of business of the Parent or any Subsidiary; or

            (c) any other assets of the Parent or any Subsidiary outside of the ordinary course of business of the Parent or such Subsidiary other than, in the case of clauses (a), (b) and (c) above,

            (i) a disposition by a Subsidiary to the Parent or by the Parent or a Subsidiary to a Subsidiary;

            (ii) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 6.04;

            (iii) a disposition of assets with a fair market value of less than $10,000,000;

            (iv) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business and consistent with past practice;

            (v) foreclosure on assets or transfers by reason of eminent domain;

            (vi) disposition of accounts receivable in connection with the collection or compromise thereof;

            (vii) a disposition of surplus, obsolete or worn out equipment or other property in the ordinary course of business;

            (viii) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing;

            (ix) any substantially concurrent exchange of assets of comparable value to be used in a Related Business;

            (x) a disposition of cash or Cash Equivalents; and

            (xi) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

            "Asset Disposition Offer" has the meaning assigned to such term in
Section 2.07(b)(ii).

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

            (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

            (b) the sum of all such payments.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means American Axle & Manufacturing, Inc., a Delaware corporation.

            "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Equivalents" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America),

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 by Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any Lender, (ii) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America which has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign currency equivalent thereof) or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and
      (iii) have portfolio assets of at least $5,000,000,000;

            (f) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or Moody's;

            (g) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses
      (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Parent and the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors);

            (h) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses
      (a) through (f) above; and

            (i) time deposit accounts, certificates of deposits and money market deposits in an aggregate face amount not in excess 1% of Total Assets of the Parent as of the end of the Parent's most recently completed fiscal year.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Borrower or the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the failure of the Parent to own, directly or indirectly, at least 75% of the outstanding Equity Interests of the Borrower; or
(e) at any time that any Existing Senior Debt is outstanding, the occurrence of a Change of Control, as defined in the indentures referred to in the definitions of "Existing Senior Debt" and "Convertible Notes".

            "Change in Control Offer" has the meaning assigned to such term in
Section 2.07(c)(iii).

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.01, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the date hereof is $200,000,000.

            "Consolidated EBITDA" means, of any Person for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of
(i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing such Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other non-cash items increasing such Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of determining the Leverage Ratio only, (A) there shall be included in determining the Consolidated EBITDA of the Parent for any period the Acquired/Disposed EBITDA of any Person, property, business or asset acquired outside the ordinary course of business during or after the end of such period by the Parent or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or a Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an "Acquired Entity or Business"), based on the actual Acquired/Disposed EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) there shall be excluded in determining Consolidated EBITDA of the Parent for any period the Acquired/Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of outside the ordinary course of business by the Parent or any Subsidiary during or after the end of such period (each such Person, property, business or asset so sold or disposed of, a "Sold Entity or Business") based on the actual Acquired/Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

            "Consolidated Net Income" means, of any Person for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Convertible Notes" means the 2% senior convertible notes due 2024 issued pursuant to the indenture, dated as of February 11, 2004, between the Parent and BNY Midwest Trust Company, as trustee.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Secured Indebtedness" means Indebtedness secured by a Lien permitted under clause (d) or (e) of Section 6.02.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

            "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than as a result of a Change in Control), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is 91 days after the Maturity Date.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Article IV are satisfied (or waived in accordance with Section 9.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under

Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Excluded Subsidiary" means, at any time, any Subsidiary affected by an event referred to in clause (h), (i) or (j) of Article VII at such time that would constitute an Event of Default if such Subsidiary was not an "Excluded Subsidiary"; provided, that (a) no Loan Party shall be an Excluded Subsidiary and (b) a Subsidiary shall not be an Excluded Subsidiary if such Subsidiary (on a consolidated basis with all other Excluded Subsidiaries affected by an event referred to in clause (h), (i) or (j) of Article VII and their respective subsidiaries) (i) account for more than 10% of Total Assets of the Parent or
(ii) account for more than 10% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income or, in the case of franchise or similar taxes, gross receipts, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Lender is otherwise doing business, (b) any branch profits taxes imposed by the United States of

America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(b)), any Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a), (d) any taxes attributable to a failure by a Lender or the Administrative Agent to comply with Section 2.13(e), (e) any taxes imposed as a result of a change in the circumstances of such Lender after becoming a Lender hereunder, other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law and (f) all liabilities, penalties and interest with respect to any of the foregoing Excluded Taxes.

            "Existing Credit Agreement" means the Credit Agreement, dated as of January 9, 2004, as amended, among the Borrower, the Parent, the several lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or otherwise) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement adding or changing the borrower or any guarantors or extending the maturity thereof or otherwise restructuring all or a portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under Section 6.01).

            "Existing Senior Debt" means the 5-1/4% senior notes due 2014 issued pursuant to the indenture, dated as of February 11, 2004, between the Borrower and BNY Midwest Trust company, as trustee, and the Convertible Notes, in each case outstanding as of the Effective Date.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be the same as that for the next preceding Business Day.

            "Financial Officer" means, with respect to the Parent or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

            "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit A, among the Borrower, the Guarantors and the Administrative Agent.

            "Guarantors" means, as of any date, the Parent and each Subsidiary that either (a) has Guaranteed (pursuant to a Guarantee that remains in effect as of such date) the obligations under the Existing Credit Agreement or any refinancing or replacement thereof, or (b) is a Material Subsidiary as of such date.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Incremental Facility Amendment" has the meaning assigned to such term in Section 2.16.

            "Incremental Facility Closing Date" has the meaning assigned to such term in Section 2.16.

            "Incremental Term Loans" has the meaning assigned to such term in
Section 2.16.

            "Incur" means issue, assume, incur, Guarantee or otherwise become liable for; provided that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when use as a noun shall have a correlative meaning. The accretion of principal of a noninterest bearing or discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person and (l) Receivables Financing Debt. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that if the sole asset of such Person is its ownership interest in such other entity, the amount of such Indebtedness shall be deemed equal to the value of such ownership interest. For the avoidance of doubt, the Indebtedness of the Borrower or any other Subsidiary shall not include any obligations of the Borrower or such other Subsidiary arising in the ordinary course of business from the establishment, offering and maintenance by the Borrower or such other Subsidiary, as the case may be, of trade payables financing programs under which suppliers to the Borrower or such other Subsidiary, as the case may be, can request accelerated payment from one or more designated financial institutions; provided, that (i) the Borrower or such other Subsidiary, as the case may be, reimburses the designated financial institution or institutions for such accelerated payment on the date specified in the purchase terms and conditions previously agreed upon by the applicable supplier and the Borrower or such other Subsidiary, as the case may be and (ii) had such financial institution or institutions not paid such obligations to the applicable supplier, such obligations would have been required to be classified as a trade payable in the consolidated financial statements of the Borrower or such other Subsidiary, as the case may be, prepared in accordance with GAAP.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period agreed to by each Lender participating in such Borrowing), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Investment" in any Person means any direct or indirect advance (other than accounts receivable, trade credit, advances to customers or suppliers, commission, travel and similar advances to employees, in each case made in the ordinary course of business), loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such Person. If the Parent or any Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Subsidiary such that, after giving effect thereto, such Person is no longer a Subsidiary, any Investment by the Parent or any Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Parent or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

            "Lender Presentation" means the Lender Presentation dated June 9, 2006 relating to the Parent, the Borrower and the Transactions.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

            "Leverage Ratio" means, on any date, the ratio of (a) Total Net Indebtedness as of such date to (b) Consolidated EBITDA of the Parent for the period of four consecutive fiscal quarters of the Parent ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date).

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

            "Loan Documents" means this Agreement and the Guarantee Agreement.

            "Loan Parties" means the Borrower and the Guarantors.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or financial condition of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents or (c) the validity and enforceability of any Loan Document, or the rights and remedies of the Lenders hereunder or under any other Loan Document, taken as a whole.

            "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Material Subsidiary" means, as of any date, any Subsidiary (other than the Borrower, a Foreign Subsidiary or a Receivables Subsidiary) that either
(a) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of Total Assets of the Parent or (b) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.

            "Maturity Date" means April 12, 2010.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Net Cash Proceeds", with respect to any issuance or sale of Equity Interests or Indebtedness or any Asset Disposition, means the cash proceeds of such issuance or sale net of (a) attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale, (b) taxes paid or payable as a result thereof, (c) in the case of any Asset Disposition, any reserve for any purchase price adjustment or any indemnification payments (fixed and contingent) in connection with such Asset Disposition; provided that if any such reserve is later released, such amount shall be included in the calculation of Net Cash Proceeds, and (d) in the case of any Asset Disposition, the principal amount of any Indebtedness (other than

Indebtedness under the Loan Documents) that is secured by the assets subject to such Asset Disposition and any related premiums, fees, expenses and other amounts due thereunder and that are required to be repaid in connection therewith.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Parent" means American Axle & Manufacturing Holdings, Inc., a Delaware corporation.

            "Participant" has the meaning set forth in Section 9.04.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's construction, artisan's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

            (d) deposits to secure or in connection with the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent or any Subsidiary;

            (g) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with creditor depository institution; and

            (h) landlord's Liens under leases of property to which the Parent or a Subsidiary is a party;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investment" means an Investment by the Parent or any Subsidiary in:

            (a) the Borrower, a Subsidiary or a Person that will, upon the making of such Investment, become a Subsidiary; provided that such Person's primary business is a Related Business;

            (b) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Subsidiary; provided that such Person's primary business is a Related Business;

            (c) cash and Cash Equivalents;

            (d) receivables owing to the Parent or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent or any such Subsidiary deems reasonable under the circumstances;

            (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent or such Subsidiary;

            (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Subsidiary or in satisfaction of judgments;

            (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 6.07 or (ii) a disposition of assets not constituting an Asset Disposition;

            (i) any Person where such Investment was acquired by the Parent or any Subsidiary (x) in exchange for any other Investment or accounts receivable held by the Parent or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (y) as a result of a foreclosure by the Parent or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (j) any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Parent or any Subsidiary;

            (k) any Person to the extent such Investment consists of a Swap Agreement otherwise permitted by this Agreement;

            (l) any Person to the extent such Investment exists on the Effective Date, and any extension, modification or renewal of any such Investment existing on the Effective Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Effective Date);

            (m) any Person to the extent the payment for such Investment consists of Equity Interests of the Parent (excluding Disqualified Stock);

            (n) Guarantees of Indebtedness permitted under Section 6.01;

            (o) Investments of a Person existing at the time such Person becomes a Subsidiary or at the time such Person merges or consolidates with the Parent or any Subsidiary, in either case, in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in contemplation of, such Person becoming a Subsidiary or such merger or consolidation; and

            (p) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (p) and outstanding on the date such Investment is made, do not exceed $100,000,000.

            "Permitted Receivables Financing" means transactions pursuant to which the Parent or one or more of the Subsidiaries (or a combination thereof) realizes cash proceeds in respect of Receivables and Related Security by selling or otherwise transferring such Receivables and Related Security (on a non-recourse basis with respect to the Parent and the Subsidiaries, other than Standard Securitization Undertakings) to one or more Receivables Subsidiaries, and such Receivables Subsidiary or Receivables Subsidiaries realize cash proceeds in respect of such Receivables and Related Security; provided that the Parent or the Borrower shall deliver to the Administrative Agent copies of all documentation entered into in connection with any such transaction.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Pro Rata Share" means, with respect to any Lender's share of any payment of principal in respect of the Loans, such Lender's share thereof determined based upon the share that the aggregate principal amount of outstanding Loans of such Lender represents of the aggregate principal amount of all outstanding Loans.

            "Receivable" means an Account owing to the Parent or any Subsidiary (before its transfer to a Receivables Subsidiary), whether now existing or hereafter arising, together with all cash collections and other cash proceeds in respect of such Account, including all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

            "Receivables Financing Debt" means, as of any date with respect to any Receivables Subsidiary and any Permitted Receivables Financing, the amount of the outstanding uncollected Receivables subject to such Permitted Receivables Financing that would be required for such Receivables Subsidiary to discharge all principal obligations to financing parties (and would not be returned, directly or indirectly, to the Parent or the Borrower) if all such Receivables were to be collected at such date and such Permitted Receivables Financing were to be terminated at such date.

            "Receivables Subsidiary" means a wholly owned Subsidiary that does not engage in any activities other than participating in one or more Permitted Receivables Financings and activities incidental thereto; provided that (a) such Subsidiary does not have any Indebtedness other than Indebtedness incurred pursuant to a Permitted Receivables Financing owed to financing parties (including the Parent or the applicable seller of Receivables) supported by Receivables and Related Security and (b) neither the Parent nor any Subsidiary Guarantees any Indebtedness or other obligation of such Subsidiary, other than Standard Securitization Undertakings.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Parent or any Subsidiary existing on the Effective Date or incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided that:

            (a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

            (c) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

            (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Loans, such Refinancing Indebtedness is subordinated in right of payment to the Loans at least to the same extent as the Indebtedness being Refinanced;

provided further that Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary that is not a Loan Party that Refinances Indebtedness of any Loan Party, or (ii) Indebtedness of a Loan Party that Refinances Indebtedness of a Subsidiary that is not a Loan Party.

            "Register" has the meaning set forth in Section 9.04.

            "Related Business" means any business in which the Parent or any of the Subsidiaries was engaged on the Effective Date and any business related, ancillary or complimentary to such business.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Related Security" means, with respect to any Receivables subject to a Permitted Receivables Financing, all assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, including all collateral securing such Receivables, all contracts and all Guarantee or other obligations in respect of such Receivables, and all proceeds of such Receivables.

            "Required Lenders" means, at any time, Lenders having outstanding Loans (or, prior to the borrowing hereunder on the Effective Date, Commitments) representing more than 50% of the aggregate principal amount of the outstanding Loans (or, prior to the borrowing hereunder on the Effective Date, the aggregate Commitments) at such time.

            "Restricted Payment" with respect to any Person means:

            (a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (i) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (ii) dividends or distributions payable solely to the Parent or a Subsidiary and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a wholly owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent held by any Person (other than by a Subsidiary) or of any Equity Interests of a Subsidiary held by any Affiliate of the Parent (other than by a Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Parent that is not Disqualified Stock);

            (c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Borrower or any Guarantor (other than (i) from the Parent or a Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

            (d) the making of any Investment (other than a Permitted Investment) in any Person.

            "S&P" means Standard & Poor's.

            "Sold Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities made by the Parent or any of the Subsidiaries in connection with a Permitted Receivables Financing that are customary for accounts receivables securitization financings; provided that Standard Securitization Undertakings shall not include any Guarantee of any Indebtedness or collectability of any Receivables.

            "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Effective Date or thereafter incurred) which is subordinate or junior in right of payment to the Loans or a Guarantee of such Person, pursuant to a written agreement to that effect.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Parent, including the Borrower.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Total Assets" means, with respect to any Person as of any date, the amount of total assets of such Person and its subsidiaries that would be reflected on a balance sheet of such Person prepared as of such date on a consolidated basis in accordance with GAAP.

            "Total Indebtedness" means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date that consists of Capital Lease Obligations, obligations for borrowed money and obligations in respect of the deferred purchase price of property or services, determined on a consolidated basis, plus (b) the amount, if any, by which the aggregate amount of Receivables Financing Debt of the Parent and the Subsidiaries outstanding as of such date exceeds $150,000,000.

            "Total Net Indebtedness" means, as of any date, Total Indebtedness minus the aggregate amount of cash and cash equivalents that would be set forth on a balance sheet of the Parent and the Subsidiaries as of such date prepared on a consolidated basis in accordance with GAAP.

            "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or (b) the Alternate Base Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    The Loans

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Loan to the Borrower on the Effective Date in Dollars in a principal amount equal to its Commitment. Amounts repaid in respect of Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

            (b) Subject to Section 2.10, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under
Section 2.11 or 2.13 to the extent such amounts would not have been payable had such Lender not exercised such option.

            (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03. Funding of Borrowings. (a) Each Lender shall make the Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by it by notice to the Administrative Agent.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender's share of the Borrowing to be made on the Effective Date, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans included in the applicable Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.04. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the Borrower's notice of borrowing delivered pursuant to Article IV and shall have an initial Interest Period as specified in such notice. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of an election that will result in a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the effective date of such election, and (b) in the case of an election that will result in an ABR Borrowing, not later than 12:00 noon, New York City time, on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) the Type of the resulting Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

            SECTION 2.05. Termination of Commitments. The Commitments shall terminate upon the borrowing of the Loans on the Effective Date.

            SECTION 2.06. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.07. Prepayment of Loans.

            (a) Voluntary Prepayments of Loans. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with subparagraph (a)(ii) of this Section. Any such prepayment shall be subject to Section 2.12 hereof and, in the case of any such prepayment made prior to the second anniversary of the Effective Date, shall be accompanied by a prepayment fee equal to (A) in the event of a voluntary prepayment made prior to the first anniversary of the Effective Date, 2.00% of the aggregate principal amount of such prepayment, and
(B) in the event of a voluntary prepayment made on or after the first anniversary of the Effective Date, but prior to the second anniversary of the Effective Date, 1.00% of the aggregate principal amount of the such prepayment.

            (ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Eurodollar Borrowing shall be in an amount that would be permitted in the case of a Eurodollar Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

            (b) Mandatory Offer to Prepay Loans Upon Asset Disposition. (i) In the event and on the occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of an Asset Disposition, the Borrower shall, in accordance with subparagraph (b)(ii) hereof, offer to prepay Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

            (ii) Subject to subparagraph (b)(iii) hereof, within three Business Days following the date of receipt of any Net Cash Proceeds from any Asset Disposition, the Borrower shall provide a notice to the Administrative Agent (the "Asset Disposition Offer"), stating:

            (A) that an Asset Disposition has occurred and that each Lender has the right to require the Borrower to prepay such Lender's Pro Rata Share of Loans with the Net Cash Proceeds from such Asset Disposition, plus accrued and unpaid interest to the date of prepayment;

            (B) the circumstances and relevant facts and financial information regarding such Asset Disposition; and

            (C) the prepayment date (which shall be no earlier than 7 days nor later than 14 days from the date of such notice).

      The Administrative Agent shall notify the Lenders of any Asset Disposition Offer, together with the instructions determined by the Administrative Agent, consistent with this Section 2.07(b), that a Lender must follow in order to receive its Pro Rata Share of the Net Cash Proceeds from the Asset Disposition or to decline application of such prepayment to any of such Lender's Loans.

            (iii) The Borrower shall not be required to make an Asset Disposition Offer upon an Asset Disposition if the Borrower or such Subsidiary applies the Net Cash Proceeds from such Asset Disposition within one year after receipt of such

      Net Cash Proceeds to acquire real property, equipment or other tangible assets to be used in, or to otherwise make an Investment in, the Borrower's business or a Related Business; provided that, to the extent any such Net Cash Proceeds have not been so applied by the end of such one-year period, then the Borrower shall be required to make an Asset Disposition Offer in an amount equal to such Net Cash Proceeds that have not been so applied.

            (iv) On the prepayment date in respect of any Asset Disposition Offer, the Borrower shall prepay the Loans of each Lender that has elected to receive such prepayment in an aggregate principal amount equal to such Lender's Pro Rata Share of such Net Cash Proceeds. Each such prepayment of any Lender's Loans shall be applied ratably to the Loans of such Lender included in each Borrowing. Such prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

            (v) Any Lender may elect not to have a prepayment resulting from an Asset Disposition Offer applied to such Lender's Loans. Any such declination shall not constitute a declination of any other Asset Disposition Offer.

            (c) Mandatory Offer to Prepay Loans Upon Change in Control. (i) Upon the occurrence of a Change in Control, the Borrower shall, in accordance with subparagraph (c)(ii) hereof, offer to prepay all of the unpaid principal amount of the Loans, plus accrued and unpaid interest to the date of prepayment.

            (ii) Any such prepayment shall be subject to Section 2.12 hereof and shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment.

            (iii) Within three Business Days following any Change in Control, the Borrower shall provide a notice to the Administrative Agent (the "Change in Control Offer"), stating:

            (A) that a Change in Control has occurred and that each Lender has the right to require the Borrower to prepay all of the unpaid principal amount of such Lender's Loans, plus accrued and unpaid interest to the date of prepayment;

            (B) the circumstances and relevant facts and financial information regarding such Change in Control; and

            (C) the prepayment date (which shall be no earlier than 7 days nor later than 14 days from the date of such notice).

      The Administrative Agent shall notify the Lenders of any Change in Control Offer, together with the instructions determined by the Administrative Agent, consistent with this Section 2.07(c), that a Lender must follow in order to have its Loans repaid or to decline application of such prepayment to any of such Lender's Loans.

            (iv) The Borrower shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.07(c) applicable to a Change in Control Offer made by the Borrower and has repaid all Lenders that validly accepted such Change in Control Offer.

            (v) On the prepayment date in respect of any Change in Control Offer, the Borrower shall prepay all of the unpaid principal amount of the Loans of each Lender that has elected to receive such prepayment, plus accrued and unpaid interest to the date of prepayment and the prepayment fee specified above.

            (vi) Any Lender may elect not to have a prepayment resulting from a Change in Control Offer applied to such Lender's Loans. Any such declination shall not constitute a declination of any other Change in Control Offer.

            SECTION 2.08. Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and in immediately available funds, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. Fees paid shall not be refundable under any circumstances.

            SECTION 2.09. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.10. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent reasonably determines (which reasonable determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Eurodollar Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as an ABR Borrowing.

            SECTION 2.11. Increased Costs. (a) If any Change in Law (other than with respect to Taxes, which shall be governed exclusively by Section 2.13) shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material (excluding for purposes of this Section 2.11 any such increased costs resulting from Taxes or Other Taxes, as to which Section 2.13 shall govern), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed description of the basis therefor, and including a certification by such Lender that its claim for such compensation has been calculated and made in the same manner as under other credit agreements with other borrowers that are similarly situated and with respect to which the event entitling such Lender to compensation hereunder also entitled such Lender to compensation thereunder, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

            (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.12. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with a reasonably detailed calculation of such amount, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

            SECTION 2.13. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes and Other Taxes (including any such deductions applicable to additional sums payable under this Section 2.13(a)) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, and without duplication of paragraph (a) hereof, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.13) and any penalties, interest and reasonable expenses (other than Excluded Taxes) arising therefrom or with respect thereto; provided, that the Administrative Agent or such Lender, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, to the extent such a receipt is issued therefor, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of any Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required upon the expiration, obsolescence or invalidity upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

            (i) duly completed copies of the Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI;

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the code, (B) a "10 percent shareholder" of the Parent within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 8981(c)(3)(C) of the Code, and (y) duly completed copies of Internal Revenue Service Form W-8BEN;

            (iv) any Lender that is not a Foreign Lender shall deliver to the Borrower Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrower may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction, or

            (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

            (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other reasonable charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            (g) Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower following the reasonable written request by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, require the disclosure of information that the Lender reasonably considers confidential or be otherwise disadvantageous to such Lender.

            SECTION 2.14. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.11, 2.12 or 2.13, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.11, 2.12, 2.13 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(b) or 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.15. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.11 or 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under
Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.16. Incremental Term Loans. (a) At any time and from time to time prior to the Maturity Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the "Incremental Term Loans"), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Default has occurred and is continuing or shall result therefrom and (B) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clause (A). Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Term Loans shall not exceed $50,000,000. Each tranche of Incremental Term Loans shall be in an aggregate principal amount that is not less than $25,000,000.

            (b) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loan. Any additional bank, financial institution, existing Lender or other Person that elects to make an Incremental Term Loan shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an "Additional Lender") and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an "Incremental Facility

Amendment") to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, such Additional Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees. Commitments in respect of any Incremental Term Loans shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

                                  ARTICLE III

                         Representations and Warranties

            Each of the Parent and the Borrower represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of the Parent and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower and such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any Subsidiary or its assets the violation or breach of which would result in or would reasonably be expected to result in a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Parent or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any Subsidiary.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2005, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2006, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

            (b) Since December 31, 2005, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and the Subsidiaries, taken as a whole.

            SECTION 3.05. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

            SECTION 3.06. Compliance with Laws and Agreements. Each of the Parent and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.07. Investment Company Status. Neither the Parent nor any of the Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            SECTION 3.08. Taxes. Each of the Parent and the Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. Disclosure. Neither the Lender Presentation nor any of the other reports, financial statements or other information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or any information concerning future proposed and intended activities of the Parent and the Subsidiaries, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Parent's and the Borrower's control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and no assurance can be given that the projections will be realized).

            SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth the name and jurisdiction of organization of, and the direct or indirect ownership interest of the Parent in, each Subsidiary, and identifies each Subsidiary that is a Material Subsidiary or is otherwise required to become a Guarantor, in each case, as of the Effective Date.

                                   ARTICLE IV

                                   Conditions

            The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received
      (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from each of the Borrower and each Guarantor a counterpart of the Guarantee Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the

      Guarantee Agreement) that such party has signed a counterpart of the Guarantee Agreement.

            (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Richard G. Raymond, General Counsel of the Borrower, and Shearman & Sterling LLP, counsel to the Loan Parties, substantially in the form of Exhibits C-1 and C-2, respectively, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Parent and the Borrower hereby request such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, the Chief Executive Officer, a Vice President or a Financial Officer of each of the Parent and the Borrower, confirming compliance with the conditions set forth in paragraphs (f) and (g) of this Article.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (f) At the time of and immediately after giving effect to the making of the Loans hereunder, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects.

            (g) At the time of and immediately after giving effect to the making of the Loans hereunder, no Default shall have occurred and be continuing.

            (h) The Administrative Agent shall have received a notice of borrowing from the Borrower with respect to the borrowing of Loans hereunder on the Effective Date, which notice (i) shall be delivered not later than 12:00 noon, New York City time, three Business Days before the Effective Date, if any Eurodollar Borrowing is to be made on the Effective Date, or, otherwise, not later than 5:00 p.m., New York City time, one Business Day before the Effective Date, (ii) shall specify the aggregate amount of such requested Borrowing, the Type of such Borrowing and, in the case of any Eurodollar Borrowing, the initial Interest Period to be applicable thereto and (iii) the location and number of the Borrower's account to which funds are to be disbursed.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 pm, New York City time, on July 15, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                                   ARTICLE V

                              Affirmative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Parent or the Borrower will furnish to the Administrative Agent (and, when furnished, the Administrative Agent will promptly furnish to the Lenders):

            (a) within 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that it is understood and agreed that the delivery of the Parent's Form 10-K and annual report for the applicable fiscal year shall satisfy the requirements of this clause (a) if such materials contain the information required by this clause (a);

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that it is understood and agreed that the delivery of the Parent's Form 10-Q for the applicable fiscal quarter shall satisfy the requirements of this clause (b) if such materials contain the information required by this clause (b);

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof affecting the financial statements accompanying such certificate in any material respect has occurred since the date of the audited financial statements referred to in
      Section 3.04 and, if any such change has occurred, specifying the effect of such change on such financial statements;

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

            (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been furnished to the Administrative Agent and each Lender on the date that the Parent notifies the Administrative Agent that such financial statement, report, proxy statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov or on the Parent's website at www.aam.com; provided, that the Administrative Agent will promptly inform the Lenders of any such notification by the Parent; provided, further, that the Parent will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that requests, by notice to the Parent, that the Parent do so, until the Parent receives notice from the Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.

            SECTION 5.02. Notices of Material Events. The Parent or the Borrower will furnish to the Administrative Agent (and when furnished, the Administrative Agent will promptly furnish to the Lenders) written notice of the following, promptly after any executive officer or Financial Officer of the Parent or the Borrower obtains actual knowledge thereof:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Subsidiary that involves a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in or would reasonably be expected to result in a Material Adverse Effect; and

            (d) any other development that would result in or would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) neither the Parent nor any of its Subsidiaries shall be required to preserve any rights, licenses, permits or franchises, if the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business and if the loss thereof would not have and would not reasonably be expected to have a Material Adverse Affect.

            SECTION 5.04. Payment of Obligations. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, pay its obligations, including Tax liabilities (but excluding Indebtedness), that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Parent, the Borrower or such other Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

            SECTION 5.05. Maintenance of Properties; Insurance. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and prudent.

            SECTION 5.06. Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, keep proper financial books of record and account in which full, true and correct entries are made of all financial dealings and transactions in relation to its business and activities in order to produce its financial statements in accordance with GAAP. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and at the applicable Lender's expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract).

            SECTION 5.07. Compliance with Laws. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes, including to refinance amounts payable by the Parent upon exercise of any put or conversion rights in respect of the Convertible Notes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

            SECTION 5.09. Additional Guarantors. If any Material Subsidiary is formed or otherwise acquired after the date hereof or any Subsidiary that is not a Material Subsidiary subsequently becomes a Material Subsidiary or Guarantees the obligations under the Existing Credit Agreement or any refinancing or replacement thereof, then, in each case, within 10 Business Days thereafter the Parent or the Borrower shall notify the Administrative Agent thereof and cause such Subsidiary to execute a supplement to the Guarantee Agreement (in the form provided as an annex thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent) in order to become a Guarantor.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

            SECTION 6.01. Indebtedness. (a) The Parent and Borrower will not, and will not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, that the Parent, the Borrower or any such Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Leverage Ratio does not exceed 3.50 to 1.00.

            (b) Notwithstanding the foregoing paragraph (a), the Parent and the Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

            (i) Indebtedness incurred by the Borrower pursuant to this Agreement;

            (ii) Indebtedness incurred by the Borrower pursuant to the Existing Credit Agreement or any refinancing or replacement thereof; provided that, the aggregate principal amount of all Indebtedness incurred under this clause (ii) and then outstanding does not exceed $600,000,000;

            (iii) Indebtedness owed to and held by the Parent or a Subsidiary; provided that, (A) any subsequent issuance or transfer of Equity Interests that results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent, the Borrower or a Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Borrower or a Guarantor is the obligor on any such Indebtedness owed to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Loans;

            (iv) the Existing Senior Debt;

            (v) Indebtedness outstanding on the Effective Date (other than Indebtedness described in clause (i), (ii), (iii) or (iv) of this covenant) and set forth on Schedule 6.01;

            (vi) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to paragraph (a) or pursuant to clause (iv) or (v) or this clause
      (vi);

            (vii) Indebtedness of any Receivables Subsidiary incurred pursuant to any Permitted Receivables Financing; provided that the aggregate amount of Receivables Financing Debt shall not exceed $200,000,000 at any time outstanding;

            (viii) Designated Secured Indebtedness; provided that the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

            (ix) Indebtedness secured by a Lien permitted by clause (g) of
      Section 6.02, subject to the limitations set forth therein;

            (x) Indebtedness arising from agreements of the Parent or a Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of this Agreement, other than Guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

            (xi) Guarantees by the Parent of Indebtedness of any Subsidiary or by any Subsidiary of Indebtedness of the Parent or any other Subsidiary; and

            (xii) Indebtedness of any Person that becomes a Subsidiary (whether through an acquisition or otherwise) after the date hereof; provided that such Indebtedness exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

            (c) Notwithstanding the foregoing paragraphs (a) and (b), the Parent and the Borrower will not permit any Subsidiary (other than the Borrower or a Guarantor) to create, incur, assume or permit to exist any Indebtedness, including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary, except:

            (i) Indebtedness owing to the Parent or another Subsidiary;

            (ii) Indebtedness of any Receivables Subsidiary incurred pursuant to any Permitted Receivables Financing; provided, that the aggregate amount of Receivables Financing Debt shall not exceed $200,000,000 at any time outstanding;

            (iii) Designated Secured Indebtedness incurred by any such Subsidiary; provided, that the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

            (iv) Indebtedness of any such Subsidiary secured by a Lien permitted by clause (g) of Section 6.02, subject to the limitations set forth therein;

            (v) Guarantees by any such Subsidiary of Indebtedness of another Subsidiary (other than the Borrower or a Guarantor);

            (vi) Indebtedness of any Person that becomes a Subsidiary (whether through an acquisition or otherwise) after the date hereof; provided, that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

            (vii) Indebtedness of any such Subsidiary existing on the Effective Date and set forth on Schedule 6.01;

            (viii) Obligations of any such Subsidiary with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person; and

            (ix) other unsecured Indebtedness of any such Subsidiary; provided that, at the time that any such Indebtedness is incurred, after giving effect to such incurrence and any related transactions then being consummated, the aggregate principal amount of all such Indebtedness of all such Subsidiaries then outstanding shall not exceed 15% of Total Assets of the Parent.

            (d) For purposes of determining compliance with this covenant:

            (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness permitted above, the Borrower, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

            (ii) the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

            (e) The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.01. Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that the Borrower or any Subsidiary may incur pursuant to this Section 6.01 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

            SECTION 6.02. Liens. The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Permitted Encumbrances;

            (b) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof (other than Liens of the type permitted under clause (d) or (f) of this Section) and set forth in
      Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
      (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
      (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not apply to any other property or assets of the Parent or any Subsidiary (other than to accessions to such fixed or capital assets and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender) and (v) the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

            (e) any other Lien on any property or asset of any Subsidiary that is not a Loan Party; provided, that (i) such Lien secures Indebtedness of such Subsidiary that is not Guaranteed by any Loan Party and (ii) the aggregate principal amount of Designated Secured Indebtedness shall not exceed $200,000,000 at any time outstanding;

            (f) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing and Liens arising pursuant to a Permitted Receivables Financing on Receivables and Related Security sold or financed in connection with such Permitted Receivables Financing; provided, that the aggregate amount of Receivables Financing Debt shall not exceed $200,000,000 at any time outstanding;

            (g) any other Lien securing Indebtedness of the Parent or any Subsidiary; provided, that the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed $50,000,000 at any time outstanding; and

            (h) any Liens securing obligations under the Existing Credit Agreement or any refinancing or replacement thereof; provided that such Liens shall equally and ratably secure the obligations in respect of the Loans.

            SECTION 6.03. Fundamental Changes. The Parent and the Borrower will not, and will not permit any other Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent and the Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (a) any Person (other than the Borrower) may merge into the Parent in a transaction in which the Parent is the surviving corporation, (b) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if a Loan Party is a party to such merger, then the surviving entity is a Loan Party, (c) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary and (d) any Subsidiary (other than the Borrower or a Guarantor) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

            SECTION 6.04. Restricted Payments. (a) The Parent and Borrower will not, and will not permit any of the other Subsidiaries (other than a Receivables Subsidiary), directly or indirectly, to make a Restricted Payment if at the time the Parent or such Subsidiary makes such Restricted Payment:

            (i) a Default shall have occurred and be continuing (or would result therefrom);

            (ii) the Borrower is not entitled to incur an additional $1.00 of Indebtedness pursuant to Section 6.01(a);

            (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Effective Date would exceed the sum of (without duplication):

            (A) $25,000,000 plus 50% of the Consolidated Net Income (adjusted for any non-cash special charges or any special charges, which may include, without limitation, cash charges related to labor agreements, and any non-recurring gains or losses) accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Effective Date occurs to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income (adjusted for any non-cash special charges or any special charges, which may include, without limitation, cash charges related to labor agreements, and any non-recurring gains or losses) shall be a deficit, minus 100% of such deficit); provided that the amount of Restricted Payments permitted under this clause (iii) shall not, in any event, be less than $25,000,000; plus

            (B) 100% of the aggregate Net Cash Proceeds and marketable securities received by the Parent from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Effective Date (other than an issuance or sale to a Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Parent from its shareholders subsequent to the Effective Date; plus

            (C) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount in cash and marketable securities received after the Effective Date by means of the sale or other disposition (other than to the Parent or a Subsidiary) of Investments (other than Permitted Investments) made by the Parent or any of its Subsidiaries and repurchases or redemptions of such Investments (other than Permitted Investments) from the Parent or any of its Subsidiaries and repayments of loans or advances which constitute Investments (other than Permitted Investments) of the Parent or any of its Subsidiaries; plus

            (D) the amount by which Indebtedness of the Parent is reduced on the Parent's balance sheet upon the conversion or exchange subsequent to the Effective Date of any Indebtedness of the Parent convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Parent (less the amount of any cash, or the fair value of any other property, distributed by the Parent upon such conversion or exchange); provided that the foregoing amount shall not exceed the Net Cash Proceeds received by the Parent or any Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary or to an employee stock ownership plan or a trust established by the Parent or any of its Subsidiaries for the benefit of their employees).

            (b) The preceding provisions will not prohibit:

            (i) the declaration and payment of dividends on the Parent's Equity Interests; provided that the aggregate amount of such Restricted Payments shall not exceed in any fiscal year $35,000,000;

            (ii) Permitted Investments, including Investments that were Permitted Investments when made;

            (iii) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Parent (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Parent from its shareholders; provided that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (iii)(B) of paragraph (a) above;

            (iv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 6.01; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (v) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (vi) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Equity Interests of the Parent from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Equity Interests; provided that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $10,000,000 in any calendar year (with unused amounts carried over to the next two immediately succeeding calendar years, but not to exceed, in any calendar year, a total of $20,000,000); provided further that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

            (vii) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 6.01; provided that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

            (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interest represents a portion of the exercise price of such options, or repurchases of Equity Interests deemed to occur upon a withholding of Equity Interests for taxes due in connection with the exercise, vesting or settlement of an option or other Equity Interest-based award; provided that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

            (ix) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the board of directors); provided further that such payments shall be excluded in the calculation of the amount of Restricted Payments;

            (x) in the event of a Change in Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Borrower or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Borrower (or a third party to the extent permitted) has made an appropriate Change in Control Offer with respect to the Loans as a result of such Change in Control and has repaid all Lenders that validly accepted such Change in Control Offer; provided further that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments; or

            (xi) payments of intercompany subordinated Indebtedness owed to the Parent or a Subsidiary, the incurrence of which was permitted under this Agreement; provided that no Event of Default has occurred and is continuing or would otherwise result therefrom; provided further that such payments shall be excluded in the calculation of the amount of Restricted Payment.

            SECTION 6.05. Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of the other Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Parent and its Subsidiaries not involving any other Affiliate, (c) advances to employees permitted by Section 6.04, (d) any Restricted Payment permitted by Section 6.04, (e) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Loan Party in the ordinary course of business, (f) any employment agreement entered into by the Parent or any of the Subsidiaries in the ordinary course of business, (g) any Permitted Receivables Financing and (h) transactions and agreements in existence on the Effective Date and listed on Schedule 6.05 and, in each case, any amendment thereto that is not disadvantageous to the Lenders in any material respect.

            SECTION 6.06. Restrictive Agreements. The Parent will not permit any Subsidiary (other than a Receivables Subsidiary) that is not a Loan Party to, directly or

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                                                                              54

indirectly, enter into, incur or permit to exist any agreement or other arrangement in respect of Indebtedness of such Subsidiary that is secured or that is Guaranteed by a Loan Party that prohibits, restricts or imposes any condition upon (a) the ability of such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of such Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent or any other Loan Party or to Guarantee Indebtedness of the Parent or any other Loan Party; provided, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.06 or to any extension or renewal thereof, or any amendment or modification thereto that does not materially expand the scope of any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) the foregoing shall not apply to provisions limiting the disposition or distribution of assets or property or transfer of Equity Interests in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets, property or Equity Interests that are the subject of such agreements, (vi) the foregoing shall not apply to any instrument governing Indebtedness or Equity Interests of a Person acquired by the Parent or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, and (viii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 6.07. Sales of Assets and Subsidiary Stock. The Parent and Borrower will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

            (a) the Parent or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Borrower's board of directors, of the shares and assets subject to such Asset Disposition;

            (b) the terms and conditions of such Asset Disposition were obtained through an arm's-length negotiation; and

            (c) at least 75% of the consideration therefor received by the Parent or such Subsidiary is in the form of cash or Cash Equivalents; provided that for the purposes of this paragraph (c), the amount of (i) any liabilities (as shown on the Parent's or the applicable Subsidiary's most recent balance sheet (or in the notes thereto)) of the Parent or any Subsidiary (other than liabilities that by their terms are subordinated to the obligations with respect to the Loans) that are assumed by the transferee of any such assets and from which the Parent and any Subsidiary have been validly released by all creditors in writing and (ii) any securities received by the Parent or any Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition shall be deemed to be cash for the purposes of this Section 6.07.

                                  ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or shall fail to make an Asset Disposition Offer or Change in Control Offer when required to do so or shall fail to comply with its obligations in respect of any such Asset Disposition Offer or Change in Control Offer and such failure to make an Asset Disposition Offer or Change in Control Offer or comply with obligations in connection therewith shall continue unremedied for a period of three Business Days;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

            (c) any representation or warranty made or deemed made by or on behalf any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in clause (a) of Section 5.02 or in Section 5.03 (with respect to the existence of the Parent or the Borrower) or 5.08 or in Article VI (other than Section 6.05);

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                                                                              56

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

            (f) the Parent or any Subsidiary shall fail to make any payment of principal, interest or premium (regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, and such failure shall continue after the expiration of the grace period (if any) for such failure specified in the agreement or instrument governing such Indebtedness;

            (g) the Parent or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness, if such failure results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Subsidiary (other than an Excluded Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent such amount is not either
      (i) covered by insurance and the applicable insurer has acknowledged liability or has been notified and is not disputing coverage or (ii) required to be indemnified by another Person that is reasonably likely to be able to satisfy its indemnity obligation (other than the Parent or a Subsidiary) and such Person has acknowledged such obligation or has been notified and is not disputing such obligation) shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged and unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment; or

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

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                                                                              58

            The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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                                                                              59

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Guarantee Agreement, any related agreement or any document furnished hereunder or thereunder.

            The parties hereto acknowledge that the Arrangers (in their capacity as such) do not have any duties or responsibilities under any of the Loan Documents and will not be subject to liability thereunder to any of the Loan Parties for any reason.

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                                                                              60

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Parent or the Borrower, to it at One Dauch Drive, Detroit, Michigan 48211, Attention of the Chief Financial Officer (Telecopy No. 313-758-4238) with a copy to the Treasurer (Telecopy No. 313-758-3936) and the General Counsel (Telecopy No. 313-758-3897);

            (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin - 10th Floor, Houston, TX 77002, Attention of Clifford Trappani (Telecopy No. 713-750-2938), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue - 4th Floor, NY 10017, Attention of Richard Duker (Telecopy No. 212-270-5127); and

            (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            (c) Any party hereto may change its address or telecopy number or the contact person for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan

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                                                                              61

Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

            (b) Except as provided in Section 2.16 with respect to any Incremental Facility Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or by the Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees (including prepayment fees) payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees (including prepayment fees) payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Parent or any Material Subsidiary from its Guarantee under the Guarantee Agreement, or limit its liability in respect of such Guarantee, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents,

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                                                                              62

including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

            (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees (but without limiting the obligation of the Borrower to pay such amount) to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not

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                                                                              63

assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

            (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

            (B)   the Administrative Agent.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or outstanding Loans, the amount of the Commitment or outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or
                  (i) of Article VII has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent (and, in the case of an assignment requiring the consent of the Borrower pursuant to subparagraph
                  (b)(i)(A) of this Section 9.04, the Borrower) an Assignment and Assumption, and shall pay to the Administrative Agent a processing and recordation fee of $3,500;

            (D) the Administrative Agent shall notify the Borrower of each assignment of which the Administrative Agent becomes aware; provided that the failure of the Administrative Agent to provide such notice shall in no way affect any of the rights or obligations of the Administrative Agent under this Agreement or otherwise subject the Administrative Agent to any liability; and

            (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            For purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Parent, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent, the

Borrower, any Lender and their respective representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall deliver to the Administrative Agent and the Borrower (in such number of copies as shall be requested by the recipient) duly signed completed copies of Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information statements of exemption required under the Code for each Participant and (D) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Parent and Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on

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                                                                              66

any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Guarantee Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. Upon the occurrence and during the continuance of an Event of Default, and provided that the Loans shall have become or shall have been declared due and payable pursuant to the provisions of
Article VII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Any such deposits and obligations may be combined in such setoff and application, regardless of the currency in which such deposits and obligations are denominated. Each Lender agrees to promptly notify the Parent and the Borrower after any such set-off and application; provided, that the failure of any Lender to so notify the Parent and the Borrower shall not affect the validity of any such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent or the Borrower or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            Each Lender acknowledges that Information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public information concerning the Parent, the Borrower and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

            All information, including requests for waivers and amendments, furnished by the Parent, the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Parent, Borrower, the Loan Parties and their Related Parties or their respective securities. Accordingly, each Lender represents to the Parent, the Borrower and the Administrative Agent that it has identified in its

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                                                                              69

Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

            SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the Maximum Rate.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          AMERICAN AXLE &
                                          MANUFACTURING, INC.

                                            by  /s/
                                               ---------------------------------
                                               Name:  Michael K. Simonte
                                               Title: Vice President - Finance &
                                                      Chief Financial Officer

                                          AMERICAN AXLE &
                                          MANUFACTURING HOLDINGS, INC.

                                            by  /s/
                                               ---------------------------------
                                               Name:  Michael K. Simonte
                                               Title: Vice President - Finance &
                                                      Chief Financial Officer

                                        JPMORGAN CHASE BANK, N.A.,
                                        individually and as Administrative Agent

                                            by /s/
                                               ---------------------------------
                                               Name:  Mary Gutierrez
                                               Title: Authorized Signatory